Ruckus Wireless Networks
Condensed Combined Financial Statements
Three Months Ended March 31, 2026 and 2025
Table of Contents
Review Report of Independent Auditors    1
Condensed Combined Financial Statements
Condensed Combined Statements of Operations    3
Condensed Combined Statements of Comprehensive Income    4
Condensed Combined Balance Sheets    5
Condensed Combined Statements of Cash Flows    6
Condensed Combined Statements of Equity    7
Notes to Unaudited Condensed Combined Financial Statements    8

Review Report of Independent Auditors
The Board of Directors of Vistance Networks, Inc.
Results of Review of Interim Financial Information
We have reviewed the condensed combined financial statements of Ruckus Wireless Networks (the Company), which comprise the combined balance sheet as of March 31, 2026, and the related condensed combined statements of operations, comprehensive income, equity, and cash flows for the three-month periods ended March 31, 2026 and 2025, and the related notes (collectively referred to as the interim financial information ).
Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.
Basis for Review Results
We conducted our reviews in accordance with auditing standards generally accepted in the United States of America (GAAS) applicable to reviews of interim financial information. A review of condensed interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of condensed interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.
Responsibilities of Management for the Interim Financial Information
Management is responsible for the preparation and fair presentation of the condensed interim financial information in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial information that is free from material misstatement, whether due to fraud or error.

Report on Condensed Balance Sheet as of December 31, 2025
We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the combined balance sheet as of December 31, 2025, and the related combined statements of operations, comprehensive income, equity and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited combined financial statements in our report dated June 15, 2026. In our opinion, the accompanying condensed combined balance sheet of the Company as of December 31, 2025, is consistent, in all material respects, with the audited combined financial statements from which it has been derived.
June 15, 2026

Ruckus Wireless Networks
Condensed Combined Statements of Operations
(Unaudited In Thousands)

	Three Months Ended March 31,
	2026	2025
Net sales	$173,393	$152,554
Cost of sales	56,097	57,143
Gross profit	117,296	95,411
Transition service agreement income	389	957
Operating expenses:
Selling, general and administrative	67,815	48,153
Research and development	25,088	26,966
Amortization of purchased intangible assets	12,479	12,479
Restructuring cost, net	4,495	1,619
Total operating expenses	109,877	89,217
Operating income	7,808	7,151
Other income (expense), net	427	(667)
Interest income	—	126
Income before income taxes	8,235	6,610
Income tax expense	(1,446)	(1,681)
Net income	$6,789	$4,929
See notes to unaudited condensed combined financial statements.

Ruckus Wireless Networks
Condensed Combined Statements of Comprehensive Income
(Unaudited In Thousands)

	Three Months Ended March 31,
	2026	2025
Comprehensive income:
Net income	$6,789	$4,929
Other comprehensive income, net of tax:
Foreign currency translation gain	526	1,286
Total comprehensive income	$7,315	$6,215
See notes to unaudited condensed combined financial statements.

Ruckus Wireless Networks
Condensed Combined Balance Sheets
(In Thousands)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Cash and cash equivalents	$175,300	$129,492
Accounts receivable, less allowance for doubtful accounts of $234 and $348, respectively	109,401	77,029
Inventories, net	81,686	71,776
Prepaid expenses and other current assets	11,380	7,016
Total current assets	377,767	285,313
Property, plant, and equipment, net of accumulated depreciation of $40,890 and $39,874, respectively	7,882	8,267
Goodwill	376,939	376,939
Other intangible assets, net	107,589	120,068
Deferred income taxes	184,400	185,280
Other noncurrent assets	27,444	28,072
Total assets	$1,082,021	$1,003,939
Liabilities and equity
Accounts payable	$39,745	$51,924
Accrued and other liabilities	150,450	183,249
Total current liabilities	190,195	235,173
Deferred income taxes	43	43
Other noncurrent liabilities	127,443	122,636
Total liabilities	317,681	357,852
Commitments and contingencies (Note 1)
Equity:
Net parent investment	764,995	647,268
Accumulated other comprehensive loss	(655)	(1,181)
Total equity	764,340	646,087
Total liabilities and equity	$1,082,021	$1,003,939
See notes to unaudited condensed combined financial statements.

Ruckus Wireless Networks
Condensed Combined Statements of Cash Flows
(Unaudited In Thousands)

Operating activities	Three Months Ended March 31,
	2026	2025

Net income	$ 6,789	$ 4,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,123	13,027
Equity-based compensation	2,531	1,683
Deferred income taxes	881	814
Changes in assets and liabilities:
Accounts receivable	(32,380)	(14,590)
Inventories	(9,910)	19,566
Prepaid expenses and other current assets	(4,364)	(3,247)
Accounts payable	(12,183)	3,080
Accrued and other liabilities	(32,798)	2,425
Other noncurrent assets	618	(646)
Other noncurrent liabilities	4,812	1,821
Other	180	—
Net cash (used in) generated by operating activities	(62,701)	28,862
Investing activities
Cash inflows related to debt due from Parent	—	5,418
Additions to property, plant and equipment	(435)	(65)
Net cash (used in) generated by investing activities	(435)	5,353
Financing activities
Financing transactions with Parent, net	108,907	(50,660)
Net cash generated by (used in) financing activities	108,907	(50,660)
Effect of exchange rate changes on cash and cash equivalents	37	3
Change in cash and cash equivalents	45,808	(16,442)
Cash and cash equivalents at beginning of period	129,492	32,966
Cash and cash equivalents at end of period	$175,300	$16,524
See notes to unaudited condensed combined financial statements.

Ruckus Wireless Networks
Condensed Combined Statements of Equity
(Unaudited In Thousands)

	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Equity
Balance as of December 31, 2024	$679,478	$(3,117)	$676,361
Net income	4,929	—	4,929
Equity-based compensation	1,683	—	1,683
Foreign currency translation (loss) gain	(1,013)	1,286	273
Change in net parent investment, net	(50,660)	—	(50,660)
Balance as of March 31, 2025	$634,417	$(1,831)	$632,586
Balance as of December 31, 2025	$647,268	$(1,181)	$646,087
Net income	6,789	—	6,789
Equity-based compensation	2,531	—	2,531
Foreign currency translation (loss) gain	(500)	526	26
Change in net parent investment, net	108,907	—	108,907
Balance as of March 31, 2026	$764,995	$(655)	$764,340

See notes to unaudited condensed combined financial statements.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements
(In Thousands, Unless Otherwise Noted)
Three Months Ended March 31, 2026 and 2025

1. Description of the Company and Basis of Presentation

Description of Company

Vistance Networks, Inc. (formerly Vistance Holding Company, Inc.) (Vistance Networks, or the Parent) is a global provider of infrastructure solutions for communication, data center and entertainment networks.

Vistance Networks acquired Ruckus Wireless Networks (Ruckus, or the Company) as part of its broader acquisition of ARRIS International plc (ARRIS) on April 4, 2019. ARRIS was a publicly traded company incorporated in England and Wales and a global leader in entertainment, communications, and networking technology solutions. Prior to January 2025, the Company was one of three businesses within the Parent s Networking, Intelligent Cellular and Security Solutions (NICS) operating and reportable segment, which included Ruckus, Distributed Coverage and Capacity Solutions (DCCS), and Public Key Infrastructure (PKI). The DCCS business includes the Distributed Antenna Systems (DAS) and OneCell components. Effective April 1, 2025, following the transfer of the PKI business to the Parent s Aurora Networks segment and the divestiture of the DAS business unit, the Parent renamed its NICS segment to RUCKUS. On May 1, 2025, the Parent completed the sale of its OneCell business unit included within the RUCKUS segment, making Ruckus the only remaining business unit within the RUCKUS operating and reportable segment.

The Company provides wireless networks for enterprises and service providers. The Company s product solutions include indoor cellular solutions such as indoor and outdoor Wi-Fi and longterm evolution (LTE) access points, access and aggregation switches; an Internet of Things suite, on-premises and cloud-based control and management systems; and software and software-as-a-service applications addressing security, location, reporting and analytics.

Basis of Presentation

The Company has historically operated as part of Vistance Networks and has not historically operated as a stand-alone entity. As a result, separate financial statements have not historically been prepared for the Company. The condensed combined financial statements have been derived from the historical accounting records of Vistance Networks. The carve-out financial statements and accounting records present the condensed combined balance sheets as of March 31, 2026 and December 31, 2025 and the condensed combined statements of operations, comprehensive

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
1. Description of the Company and Basis of Presentation (continued)
income, equity and cash flows for the three-month periods ended March 31, 2026 and 2025. The historical results of operations, financial position and cash flows of the Company presented in these condensed combined financial statements may not be indicative of what they would have been had the Company been an independent stand-alone entity, nor are they necessarily indicative of the Company s future results of operations, financial position and cash flows.
The accompanying condensed combined financial statements are unaudited and reflect all adjustments of a normal, recurring nature that are, in the opinion of management, necessary for a fair presentation of the interim period financial statements. The results of operations for these interim periods are not necessarily indicative of the results of operations to be expected for any future period or the full fiscal year.
The unaudited interim condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information and are presented in accordance with the applicable requirements of Regulation S-X. Accordingly, these financial statements do not include all of the information and notes required by U.S. GAAP for complete financial statements. These unaudited condensed combined financial statements should be read in conjunction with the Company s annual audited combined financial statements.
The Condensed Combined Statements of Operations include all revenues and costs directly attributable to the Company and an allocation of expenses related to certain Vistance Networks corporate functions. Expenses have been allocated to the Company based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily pro rata based on an applicable measure of revenues, time spent, headcount, or other relevant measures. These expenses include the cost of corporate functions and resources, including, but not limited to, executive management, finance, information technology, human resources, legal, facilities, corporate marketing, sales, and research and development.
The Company considers these allocations to be a reasonable reflection of the utilization of services or the benefit received by the Company. For the three months ended March 31, 2026 and 2025, allocated corporate expenses totaled $23,852 and $17,706, respectively, which were primarily included in selling, general and administrative expenses. However, the allocations may not be indicative of actual expenses that would have been incurred had Ruckus operated as an independent company for the periods presented.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
1. Description of the Company and Basis of Presentation (continued)
Actual costs that may have been incurred if the Company had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and facilities.
The Condensed Combined Balance Sheets include assets and liabilities specifically identifiable and attributable to the Company, including certain assets and liabilities that were historically held at the corporate level by Vistance Networks.
Vistance Networks applies a centralized approach to cash management in certain jurisdictions. The cash and cash equivalents held by Vistance Networks at the corporate level are not specifically identifiable to the Company and therefore were not attributed for any of the periods presented. Cash and cash equivalents on the Condensed Combined Balance Sheets represent cash balances legally owned by certain entities dedicated to Ruckus which do not participate in the centralized Vistance Networks cash management program. Long-term debt and related interest expense held by Vistance Networks have not been attributed to the Company for any of the periods presented because the borrowings are neither directly attributable to the Company nor is the Company the legal obligor of such borrowings. All loan receivables due to the Company by Vistance Networks that were settled in cash are recorded as prepaid expenses and other current assets in the Condensed Combined Balance Sheets based on loan maturity dates.
All intercompany transactions and balances within the Company have been eliminated. All other transactions between the Company and Vistance Networks are included as net parent investment within the condensed combined financial statements. See Note 6 to the condensed combined financial statements for further information.
The significant accounting policies followed by the Company are set forth in Note 2 within the Company s annual audited combined financial statements. There were no material changes in the Company s significant accounting policies during the three months ended March 31, 2026.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
1. Description of the Company and Basis of Presentation (continued)
Concentration of Risk
During the three months ended March 31, 2026, net sales to the Company s three largest customers accounted for a combined 40%. During the three months ended March 31, 2025, net sales to the Company s two largest customers accounted for a combined 44%. As of March 31, 2026, the three largest customers accounted for a combined 44% of the Company s accounts receivable. No other customers accounted for 10% or more of the Company s net sales or accounts receivable as of these dates. The Company relies on sole suppliers or a limited group of suppliers for certain key components, subassemblies and modules and a limited group of contract manufacturers to manufacture a significant portion of its products. Any disruption or termination of these arrangements could have a material adverse impact on the Company s results of operations.
Commitments and Contingencies
Product Warranties
The Company recognizes a liability for the estimated claims that may be paid under its customer assurance-type warranty agreements to remedy potential deficiencies of quality or performance of the Company s products. These product warranties extend over various periods, depending on the product subject to the warranty and the terms of the individual agreements. The Company records a provision for estimated future warranty claims as cost of sales based upon the historical relationship of warranty claims to sales and specifically identified warranty issues. The Company bases its estimates on assumptions that are believed to be reasonable under the circumstances and revises its estimates, as appropriate, when events or changes in circumstances indicate that revisions may be necessary. Such revisions may be material.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
1. Description of the Company and Basis of Presentation (continued)
The following table summarizes the activity in the product warranty accrual, included in accrued and other liabilities on the Condensed Combined Balance Sheets:

	Three Months Ended March 31,
	2026	2025
Product warranty accrual, beginning of period	$10,264	$7,281
Provision for warranty claims	550	3,902
Warranty claims paid	(624)	(1,572)
Product warranty accrual, end of period	$10,190	$9,611

Legal Proceedings
The Company is a party to certain intellectual property claims and also periodically receives notices asserting that its products infringe on another party s patents and other intellectual property rights. These claims and assertions, whether against the Company directly or against its customers, could require the Company to pay damages, royalties, stop offering the relevant products and/or cease other activities. The Company may also be called upon to indemnify certain customers for costs related to products sold to such customers. While the outcome of these claims and notices is uncertain and a reasonable estimate of the loss from unfavorable outcomes in certain of these matters cannot be determined, an adverse outcome could result in a material loss. The Company did not have any material litigation as of March 31, 2026 and December 31, 2025 and during the three months ended March 31, 2026 and 2025.
The Company is also a plaintiff or a defendant in certain other pending legal matters in the normal course of business. Management believes none of these other pending legal matters will have a material adverse effect on the Company s business or financial condition upon final disposition.
The Company is subject to various federal, state, local and foreign laws and regulations governing the use, discharge, disposal and remediation of hazardous materials. Compliance with current laws and regulations has not had, and is not expected to have, a materially adverse effect on the Company s financial condition or results of operations.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
1. Description of the Company and Basis of Presentation (continued)
Net Parent Investment
Net parent investment in the Condensed Combined Balance Sheets and Condensed Combined Statements of Equity represents Vistance Networks historical investment in the Company, the accumulated income and the net effect of the transactions with and allocations from the Parent.
Income Taxes
For the three months ended March 31, 2026, the Company recognized income tax expense of $1,446 on a pretax income of $8,235. The Company s income taxes were higher than the statutory rate of 21% for the three months ended March 31, 2026, primarily due to the unfavorable impacts of U.S. anti-deferral provisions and excess tax costs related to equity compensation awards, partially offset by tax benefit related to foreign-derived eligible income (FDDEI) and federal tax credits.
For the three months ended March 31, 2025, the Company recognized an income tax expense of $1,681 on a pretax income of $6,610. The Company s income taxes were higher than the statutory rate of 21% for the three months ended March 31, 2025, primarily due to the unfavorable impacts of U.S. anti-deferral provisions and excess tax costs related to equity compensation awards, partially offset by the tax benefit related to federal tax credits.
Foreign Currency Translation
Aggregate foreign currency remeasurement gains and losses, such as those resulting from the settlement of receivables or payables, foreign currency contracts and short-term intercompany advances in a currency other than the subsidiary s functional currency, are recorded currently in earnings, included in other income (expense), net. These activities resulted in gains (losses) of $427 and $(667) during the three months ended March 31, 2026 and 2025, respectively.
Fair Value Measurements

The Company s financial instruments consist primarily of cash and cash equivalents, trade receivables, and trade payables. The carrying amounts of these financial instruments as of March 31, 2026 and December 31, 2025 were considered representative of their fair values due to their short terms to maturity.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
1. Description of the Company and Basis of Presentation (continued)
Fair value measurements using quoted prices in active markets for identical assets and liabilities fall within Level 1 of the fair value hierarchy, measurements using significant other observable inputs fall within Level 2, and measurements using significant unobservable inputs fall within Level 3.
Recent Accounting Pronouncements
Adopted During the Three Months Ended March 31, 2026
In July 2025, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2025-05, Financial Instruments Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The new guidance is expected to provide decision-useful information to investors and other financial statement users while reducing the time and effort necessary to analyze and estimate credit losses for current accounts receivable and current contract assets. The amendments in this update introduce a practical expedient when applying the guidance related to the estimation of expected credit losses for current accounts receivable and current contract assets resulting from transactions arising from contracts with customers. The guidance is effective for the Company on a prospective basis, beginning January 1, 2026 for the interim and annual periods. The Company has elected to apply this practical expedient to determine expected credit losses for current accounts receivable and contract assets, assuming conditions as of the balance sheet date do not change for the remaining life of the asset. The adoption of ASU 2025-05 did not have a material impact on the Company s condensed combined financial statements or disclosures.
Issued but Not Adopted
In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. The new guidance addresses various technical corrections, clarifications, and minor improvements to the ASC. The ASU addresses 33 issues, primarily clarifying existing guidance, correcting errors, or making minor improvements to enhance the understandability and application of the ASC. The amendments are varied in nature and may impact the application of guidance in areas where the original guidance was unclear. The guidance is effective for the Company beginning January 1, 2027 for the interim and annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on the condensed combined financial statements.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
1. Description of the Company and Basis of Presentation (continued)
In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements. The new guidance aims to enhance the clarity and navigability of guidance related to interim disclosures. This guidance clarifies when the guidance in ASC Topic 270 is applicable and specifies the disclosures required during interim reporting periods. The amendments clarify that ASC Topic 270 applies to all entities that provide interim financial statements and notes in accordance with generally accepted accounting principles (GAAP). The ASU provides a comprehensive list of interim disclosures required by GAAP, which is intended to improve efficiency in using the ASC. This list clarifies existing requirements and does not aim to expand or reduce current interim disclosure obligations. The guidance is effective for the Company beginning January 1, 2028 for the interim and annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on the condensed combined financial statements.
In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. The new guidance establishes authoritative guidance for business entities on the recognition, measurement, and presentation of government grants defined as a transfer of a monetary asset or tangible non-monetary asset, other than an exchange transaction, from a government to a business entity. The guidance is effective for the Company beginning January 1, 2029 for the interim and annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on the condensed combined financial statements.
In September 2025, the FASB issued ASU No. 2025-06, Intangibles Goodwill and Other Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The new guidance modernizes the accounting for software costs and provides the following criteria for capitalization of software costs: (1) management has authorized and committed to funding the software project; and (2) it is probable that the project will be completed and the software will be used to perform the function intended. The guidance is effective for the Company on a prospective, modified prospective or retrospective basis, beginning January 1, 2028 for the interim and annual periods. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on the condensed combined financial statements.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
1.Description of the Company and Basis of Presentation (continued)
In November 2024, the FASB issued ASU No. 2024-03, Income Statement Reporting Comprehensive Income Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. The new guidance improves disclosures for expenses of public entities and addresses requests from investors for more detailed information about the types of expenses in commonly presented expense captions. Coupled with recent standards that enhanced the disaggregation of revenue and income tax information, the disaggregated expense information required by these amendments will enable investors to better understand the major components of an entity s income statement. The guidance is effective for the Company on a prospective or retrospective basis, as of January 1, 2027 for the annual period. Early adoption is permitted. As this ASU relates to disclosures only, there will be no impact to the Company s results of operations and financial condition.
2.Revenue From Contracts With Customers
Customer Contract Balances
The following table provides the balance sheet location and amounts of contract assets, or unbilled accounts receivable, and contract liabilities, or deferred revenue, from contracts with customers as of March 31, 2026 and December 31, 2025:

Contract Balance Type	Balance Sheet Location	March 31, 2026	December 31, 2025
Unbilled accounts receivable	Accounts receivable, less allowance for doubtful accounts	$53	$90
Deferred revenue - current	Accrued and other liabilities	87,978	88,029
Deferred revenue - noncurrent	Other noncurrent liabilities	98,418	92,265

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
3. Supplemental Financial Statement Information
Inventories

	March 31,	December 31,
	2026	2025
Raw materials	$2,868	$2,829
Work in progress	2,544	3,120
Finished goods	76,274	65,827
Total inventories, net	$81,686	$71,776

Accrued and Other Liabilities

	March 31,	December 31,
	2026	2025
Deferred revenue	$87,978	$88,029
Compensation and employee benefit liabilities	23,055	55,913
Product warranty accrual	10,190	10,264
Operating lease liabilities	5,679	6,238
Contract manufacturing liability	2,672	2,688
Other	20,876	20,117
Total accrued and other liabilities	$150,450	$183,249

Operating Lease Information

	Balance Sheet Location	March 31, 2026	December 31, 2025
Right of use assets	Other noncurrent assets	$22,285	$23,686
Lease liabilities	Accrued and other liabilities	5,679	6,238
Lease liabilities	Other noncurrent liabilities	22,775	23,802
Total lease liabilities		$28,454	$30,040

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
3. Supplemental Financial Statement Information (continued)
Accumulated Other Comprehensive Loss
The following table presents changes in accumulated other comprehensive loss (AOCL), net of tax:

	Three Months Ended March 31,
	2026	2025
Foreign currency translation
Balance at beginning of period	$(1,181)	$(3,117)
Other comprehensive income	26	273
Amounts reclassified from AOCL	500	1,013
Balance at end of period	$(655)	$(1,831)
During the three months ended March 31, 2026, $500 of foreign currency translation related to the divestiture of Vistance Networks Connectivity and Cable Solutions (CCS) segment was reclassified from net AOCL and recorded in net parent investment on the Condensed Combined Balance Sheet. During the three months ended March 31, 2025, $1,013 of foreign current translation related to the divestiture of Vistance Networks Outdoor Wireless Networks (OWN) segment was reclassified from net AOCL and recorded in net parent investment on the Condensed Combined Balance Sheet.
Cash Flow Information

	Three Months Ended March 31,
	2026	2025
Cash paid during the period for:
Income taxes, net of refunds	$1,308	$865

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
4. Restructuring Costs
The Company incurs costs associated with restructuring initiatives intended to improve overall operating performance and profitability. The costs related to restructuring actions are generally cash-based and primarily consist of employee-related costs, which include severance and other one-time termination benefits.
In addition to the employee-related costs, the Company records other costs associated with restructuring actions such as the gain or loss on the sale of facilities and impairment costs arising from unutilized real estate or equipment. The Company attempts to sell or lease this unutilized space but additional impairment charges may be incurred related to these or other excess assets.
During the three months ended March 31, 2026 and 2025, the Company incurred restructuring cost, net of $4,495 and $1,619, respectively.

Restructuring Costs
Balance as of December 31,	$2,037
Additional expense	2,971
Cash paid	(983)
Balance as of March 31, 2026	$4,025

Restructuring liabilities of $4,025 and $2,037 as of March 31, 2026 and December 31, 2025, respectively, are included in accrued and other liabilities on the Condensed Combined Balance Sheets. Additional restructuring actions are expected to be identified, and the resulting charges and cash requirements could be material.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
5. Related Party Transactions
These condensed combined financial statements include related party transactions with Vistance Networks that include the following:
•Allocations for management costs and corporate support services provided to the Company, totaling $20,965 and $16,881 during the three months ended March 31, 2026 and 2025, respectively;
•Allocations for depreciation related to shared fixed assets, totaling $141 and $280 during the three months ended March 31, 2026 and 2025, respectively;
•Allocations for certain shared research and development, totaling $(439) and $81 during the three months ended March 31, 2026 and 2025, respectively;
•Employees of the Company participate in the Vistance Networks defined benefit and defined contribution pension plans;
•Allocations for advertising expense, totaling $105 and $225 during the three months ended March 31, 2026 and 2025, respectively;
•Allocations for certain shared restructuring costs, totaling $1,524 and $300 during the three months ended March 31, 2026 and 2025, respectively;
•Allocations of equity-based compensation for employees in the Vistance Networks equity-based compensation plans, totaling $1,945 and $896 during the three months ended March 31, 2026 and 2025, respectively;
•Allocations for transition services agreement income related to support services provided by the Company, totaling $389 and $957 during the three months ended March 31, 2026 and March 31, 2025 respectively.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
5. Related Party Transactions (continued)
Transition service agreement income
Transition service agreement (TSA) income is related to the TSAs entered into in conjunction with the closing of the transactions to divest of the Parent s CCS segment in January 2026, OWN segment and DAS business unit in January 2025, and the Home Networks (Home) business in January 2024. Under the TSAs, the Company provides and receives certain post-closing support on a transitional basis. The TSAs have varying terms for duration, depending on the services provided thereunder, and provide for options to extend.
Debt due from Parent
On April 19, 2024, the Company and Vistance Networks entered into a revolving loan agreement million to fund its working capital and operating activities. The maturity date of the revolving loan was originally April 31, 2025, but the loan was amended to extend the maturity date to April 30, 2026. On November 19, 2025, Vistance Networks repaid the entire outstanding balance of its revolving credit facility with the Company.
Interest income on the loan accrues quarterly at an annualized interest rate equal to 10%, for a total of $126 for the three months ended March 31, 2025.
Net Parent Investment
As discussed in the basis of presentation in Note 1, all balances and transactions among the Company and related parties which include the transfer of cash and cash equivalents to and from Vistance Networks and the total net effect of the settlement of intercompany transactions which are not historically cash settled between the Company and Vistance Networks including cash sweeps in the centralized cash management system, are reflected in net parent investment. Allocations for depreciation related to shared assets are reflected as cash outflows from operating activities and cash inflows from financing transactions with Parent, net on the Condensed Combined Statements of Cash Flows.

Ruckus Wireless Networks
Notes to Unaudited Condensed Combined Financial Statements (continued)

(In Thousands, Unless Otherwise Noted)
6.Geographic Information
Sales to customers located outside of the U.S. comprised 50.6% and 37.0% of total net sales during the three months ended March 31, 2026 and 2025, respectively. Sales by geographic region, based on the destination of product shipments or service provided, were as follows:

	Three Months Ended March 31,
	2026	2025
United States (U.S.)	$85,683	$96,058
Europe, Middle East and Africa (EMEA)	46,249	30,145
Asia Pacific (APAC)	32,773	19,585
Caribbean and Latin America (CALA)	6,135	3,856
Canada	2,553	2,910
Net sales	$173,393	$152,554

7.Subsequent Events
On April 29, 2026, Vistance Networks entered into a definitive agreement (Agreement) with Belden Inc., a Delaware corporation (Belden), pursuant to which Belden has agreed to acquire Ruckus in exchange for $1.846 billion in cash, to be paid by Belden upon closing. Vistance Networks expects to incur approximately $150 million in transaction-related expenses and taxes. The sale is expected to close in the second half of 2026, subject to customary closing conditions, including receipt of applicable regulatory approvals.
The Company evaluated subsequent events through June 15, 2026, the date the financial statements were available to be issued.

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